UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2008

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

584 Derby Milford Road, Orange, Connecticut		06477
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 799 4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2008, the Board of Directors of Hubbell Incorporated (the "Company") approved Amendment No. 1 (the "Amendment") to the Amended and Restated By-Laws of the Company (the "By-Laws"), effective as of such date.

The Amendment amended Article I, Section 3 of the By-Laws to require Company shareholders ("Shareholders") submitting a request that the Chairman of the Board call a special meeting of the shareholders to provide:

(i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business, any material interest in such business of such shareholder and the beneficial owner, if any (the "Beneficial Owner" and together with the applicable Shareholder, the "Shareowner"), on whose behalf the proposal is made ("Business and Background Information"); and

(ii) (A) the name and address of the Shareholder, as they appear on the Corporation’s books, and of the Beneficial Owner, (B) information concerning agreements, arrangements and understandings between the Shareowner and other persons in connection with the proposal of such business by such Shareowner, (C) information on shares of the Corporation ("Shares") owned by such Shareowner, (D) information about certain derivative securities held by such Shareowner with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or with a value derived from, Shares, whether or not such security shall be subject to settlement in capital stock of the Corporation (a "Derivative Instrument") directly or indirectly owned beneficially by such Shareowner, and any other opportunity to profit from a change in the value of Shares, (E) any proxy or other arrangement pursuant to which such Shareowner has a right to vote Shares, (F) any opportunity through a contract, arrangement, understanding, relationship or otherwise, to profit from any decrease in the value of a security of the Corporation, (G) any rights to dividends on Shares owned beneficially by such Shareowner that are separated or separable from the underlying Shares, (H) any proportionate interest in Shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareowner is a general partner or owns any interest in a general partner, (I) any performance-related fees (other than an asset-based fee) that such Shareowner is entitled to based on changes in value of Shares or Derivative Instruments, including without limitation any such interests held by members of such Shareholder’s immediate family sharing the same household or any affiliates of such shareholder (which information shall be supplemented as provided in the By-Laws) and (J) any other information relating to such Shareowner required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (together "Share Ownership Information"). Neither Business and Background Information nor Share Ownership information had been required under the By-Laws prior to adoption of the Amendment.

The Amendment further amended Article I, Section 10(A)(2) of the By-Laws to add the requirement that nominations and other business, in order to be properly brought before an annual meeting by any shareholder of record, in addition to compliance with the other requirements set forth in the By-Laws, must provide in accordance therewith:

(i) Share Ownership Information;

(ii) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at, and intends to appear in person or by proxy at, the meeting;

(iii) a description of all compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareowner, the Shareowners’ affiliates and associates, or others acting in concert therewith, on the one hand, and any proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, certain information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant, and

(iv) the consent of each nominee to serve as a director of the Corporation if so elected.

This amendment also provides certain powers to the chairman of the meeting to refuse nominations or introduction of business not made in compliance with the foregoing procedures and allows the Corporation to require other information in connection with the determination of independence of a proposed nominee or that could be material to understanding the independence, or lack thereof, of such nominee. None of such information, with the exception of Shareowners’ names and addresses and the class and number of Shares held beneficially and of record, had been required under the By-Laws prior to adoption of the Amendment.

The descriptions of changes made in the By-Laws set forth in this report are qualified in their entirety by reference to the full text of the By-Laws, a copy of which was filed with the Securities and Exchange Commission as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 7, 2007, and is incorporated herein by reference, and the By-Laws as amended by the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed as part of this Report:
Exhibit Number Description
3.1 Amended and Restated By-Laws of Hubbell Incorporated as amended on December 2, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

December 4, 2008	By:	/s/ Richard W. Davies

Name: Richard W. Davies
Title: Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Hubbell Incorporated as amended on December 2, 2008